SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 4, 2004

ENDWAVE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-31635	95-4333817
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

776 Palomar Avenue
Sunnyvale, CA 94085
(Address of principal executive offices including zip code)

Registrant’s telephone number, including area code: (408) 522-3100

Item 2. Acquisition or Disposition of Assets.

     On July 21, 2004 Endwave Corporation (the “Company”) acquired all of the outstanding shares of capital stock of JCA Technology, Inc., a wholly owned subsidiary of New Focus, Inc., a subsidiary of Bookham Technology plc (“JCA”).

     JCA designs and manufactures RF amplifier modules for the defense, commercial radar and homeland security markets.

     The Company purchased all of the outstanding shares of capital stock of JCA for an aggregate consideration of $6,000,000 in cash. $5,500,000 of the purchase price was delivered to New Focus, Inc. and $500,000 of the purchase price was placed in escrow to be released upon satisfaction of JCA’s post-closing obligation to deliver its audited financial statements for the fiscal year ended December 28, 2003, unaudited financial statements for the six months ended July 3, 2004 and unaudited financial statements for each of the four quarters in the four-quarter period ended July 3, 2004 within 60 days following the closing date. The funds used to purchase the stock came from the Company’s working capital. For further information regarding the transaction, please see the Purchase and Sale Agreement attached as an exhibit to this Current Report on Form 8-K.

Item 7. Financial Statements and Exhibits.

(a) Financial statements of business acquired.

     The financial statements of JCA will be filed by amendment not later than 60 days after the date of this initial report on Form 8-K.

(b) Pro forma financial information.

     The pro forma financial information will be filed by amendment not later than 60 days after the date of this initial report on Form 8-K.

(c) Exhibits.

Exhibit No.	Description
2.3+	Purchase and Sale Agreement

+ Confidential treatment has been requested for a portion of this exhibit.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENDWAVE CORPORATION

Dated: August 4, 2004	By:	/s/ JULIANNE M. BIAGINI

Julianne M. Biagini

	Title:	Senior Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit
Number	Description
2.3+	Purchase and Sale Agreement

+ Confidential treatment has been requested for a portion of this exhibit.